UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest event reported): April 28, 2003

                               ALPHA VIRTUAL, INC.
                               -------------------

             (Exact name of registrant as specified in its charter)



   State of Delaware                 0-12382                 95-2577731
------------------------    ------------------------   ----------------------
(State of Incorporation)    (Commission File Number) (IRS Employer
                                                      Identification Number)


                          10345 West Olympic Boulevard
                                    Suite 102
                          Los Angeles, California 90064
                          -----------------------------
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (310) 432-6222

             (Former name and address, if changed since last report)























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Item 5. OTHER EVENTS.

On April 28, 2003, the Registrant and Esstec, Inc. entered into an Agreement and Plan of Merger (the "Merger"). In accordance with the Merger, the Registrant, through its wholly owned subsidiary, will acquire Esstec, Inc. in exchange for 4,276,162 shares of the Registrant's Common Stock. The transaction contemplated by the Agreement is intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

Upon the close of the transaction, which is expected to occur by May 9, 2003, the shareholders of Esstec, Inc. (aggregating approximately 100) will own approximately 74% of the Registrant's business and future activities. The closing of the transaction is subject to certain covenants and representations, various due diligences requirements and approval by the Esstec, Inc. shareholders. There is no assurance that the transaction will close on May 9, 2003 or at any other time.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (C)      EXHIBITS

                 Exhibit Number     Description
                 --------------     -----------
                        10.25       Agreement and Plan of Merger dated
                                    April 28, 2003, between Registrant and
                                    Esstec, Inc.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ALPHA VIRTUAL, INC.





Date:  April 30, 2003                            By: /s/ Charles A. Lesser
                                                    ---------------------------
                                                         Charles A. Lesser
                                                         President
                                                        (Signature)










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